Exhibit 99.1

OMNIQ Wins AI-Machine Vision Based Smart City Project

For San Mateo, California

●	OMNIQ’s AI–Machine Vision proprietary technology will serve as the foundation to automate traffic and parking control

●	OMNIQ’s Parking Enforcement and Revenue Control System (PERCS™) Cloud-Based Software platform will aggregate and analyze all data from edge devices to reveal actionable insights, delivering next-gen solutions and a complete suite of services to the city to enforce and improve the on-street parking experience

●	PERCS™ applications include a unique feature delivering virtual geographical borders (GEOFENCING); the ability to create a GPS signature; as well as make and color detection

Salt Lake City, UT (May 21, 2020) – OMNIQ Corp. (OTCQB: OMQS) (“OMNIQ” or “the Company”) announces that it has been awarded a key project by the city of San Mateo, California to provide an innovative cloud-based Smart City parking and traffic control solution. The system is based on OMNIQ’s AI-Machine Vision technology integrated with its recently acquired PERCS™ solution that will assist in keeping the streets of San Mateo safe, secure and congestion-free by automating the enforcement and citation of traffic and parking regulations on city streets.

OMNIQ’s AI-Machine Vision technology combined with PERCS™, provides a wide range of operational solutions and safety benefits with innovative intelligent features which include:

●	Unprecedented accuracy in recognizing license plate characters along with state jurisdiction

●	Accurate, patented make and color recognition

●	Geofence technology for automated control and law enforcement in different city zones

●	Ability to capture and record the positon of wheels on parked vehicles to verify whether the vehicle moved and is in a violation zone

PERCS™ incorporates cloud-based, ticketless, and gateless parking services and revenue enforcement capabilities within a single platform. The system allows an administrator to manage lanes, lots, spots and track revenue from one web portal, and utilizes a dashboard for the monitoring of all activity and transactions for visitors and transient parkers. The PERCS™ solution is ideal for a broad variety of customers, including municipalities, universities, medical centers and public parking operations.

Shai Lustgarten, CEO of OMNIQ Corp., commented: “As a leading provider of Machine Vision–Object Identification solutions, we are pleased to bring a new, comprehensive solution to the city of San Mateo. With our March 2020 acquisition of Eyepax IP assets, including the PERCS™ business intelligence suite, we accelerated our capabilities and became a prime contractor offering a data rich intelligent solution improving traffic flow and public safety. Our combined capabilities are proving to be attractive to parking operators and municipalities like San Mateo.

“Parking automation is expected to become a $5.2B industry by 2023*, and OMNIQ is uniquely positioned to capitalize on opportunities in this space with our solutions combining AI-Machine Vision technology with a cloud-based platform to drive efficiencies and enhance revenue generating capacity for the parking provider on both a monthly or a per transaction revenue model. We remain focused on bringing our innovative solutions to the marketplace and believe that our enhanced, fully integrated cloud and AI solution sets us apart from our competitors in the ticketless, gateless parking vertical,” Mr. Lustgarten concluded.

(*)Source: MarketsandMarkets: Parking Management Market by Solution (Parking Guidance, Reservation Management, Permit Enforcement, PARC, Security & Surveillance, Analytics), Service, Deployment Type, Parking Site (Off-Street and On-Street), and Region-Global Forecast to 2023 (June 2018).

About OMNIQ, Corp.

OMNIQ Corp. (OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management and access control applications. The technology and services provided by the Company help clients move people, assets and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

John Nesbett/Jen Belodeau

IMS Investor Relations

203.972.9200

jnesbett@institutionalms.com